EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-74616 on Form S-8 for Sierra Bancorp, of our report dated January 28, 2005 with respect to the consolidated balance sheet of Sierra Bancorp as of December 31, 2004, and the related consolidated statement of income, stockholders’ equity, and cash flows for the year then ended which appears in the December 31, 2004 Annual Report on Form 10-K of Sierra Bancorp.

/s/ Vavrinek, Trine, Day & Co., LLP
Rancho Cucamonga, California
March 14, 2005